UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/18/2006

SHINECO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50913	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

B-3106, #39 East 3rd Ring Road, Chaoyang District, Beijing, PR China 100022
(Address of principal executive offices, including zip code)

86 10-5869-3011
(Registrant's telephone number, including area code)

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 18, 2006, Mr. John R. Rice III departed from his position as a member of the Company’s board of directors.

On May 18, 2006, the Company formally appointed Ms. Dan Liu, age 33, to serve as Chief Financial Officer and Director of the company. Ms. Liu has been the Chief Financial Officer of Beijing Tenetjove Technological Development Co., Ltd. since December 2005. Her duties are to direct and oversee all financial activities of the company, including preparation of current financial reports, summaries and forecasts for future business growth, as well as providing accurate and complete financial information for decision making. Also, she is in charge of financial work related to fund-raising and obtaining listing or quotation of the Company’s securities in the US securities markets. Ms. Liu has 12 years of experience in economics and financial affairs. Prior to joining Tenetjove, Ms. Liu was CFO of Shenzhen Aerospace Information Co., Ltd., from August 2004 to December 2005. From September 2002 to July 2004, she was a full time student at China Renmin University studying for her Master’s degree in Financial Management. Prior to this, Ms. Liu served as Vice President at the YantaLu Sub-Branch of the Shaanxi Branch of the Bank of China from May 2002 to September 2002. From June 1994 to May 2002, she was an employee at the Qinhuangdao branch of the Bank of China. Ms. Liu received her Master’s degree in Administration from China Renmin University and her Bachelor’s degree in Economics from Shanghai Financial and Economic University. She is a Chinese Certified Public Accountant, Chinese Evaluator of Registered Capital, and an economist.

On May 18, 2006, the Company formally appointed Mr. Shuangpeng Tian to his position as a member of the company’s board of directors. Mr. Shuangpeng Tian, age 55, has been the Vice Board Chairman of Beijing Tenetjove Technological Development Co., Ltd. since December 2003 and director of Tianjin Tenethealth Technological Development Co., Ltd. since July 2003. His responsibilities at Shineco include participating in corporate decision making as a member of the Board of Directors. At the same time as he works for Shineco, Inc. and Beijing Tenetjove Technological Development Co., Ltd., Mr. Tian has served as Vice Chairman of Tianjin Kinghealth Technological Development Co., Ltd. since December 2003 to present. From August 1994 to April 2006, he served as General Manager of Renqiu Electric Power Company Hebei Province. Mr. Tian received his Bachelor’s degree in Electronic Engineering from Xi'an JiaoTong University.

On May 18, 2006, the Company formally appointed Mr. Xiaoguang Zhang to his position as a member of Shineco’s board of directors. Mr. Xiaoguang Zhang, age 56, has also served as President of Beijing ZhongMeiRongGuang Investment Consulting Co., Ltd. from November 2003 to present. From August 2000 to November 2003, Mr. Zhang was Vice President of Dongfang Haoyu Investment Group in charge of investment services. Before that, beginning in April 1992, Mr. Zhang served as Supervising Department Director of the Industrial and Commercial Bank of China. Mr. Zhang has over 20 years of experience in dealing with securities and financing transactions.

On May 18, 2006, the Company changed its Corporate Secretary from Ms. Lin Wen to Ms. Nicole Li Wei. Ms. Nicole Li Wei, age 27, has been the Corporate Secretary of Shineco, Inc. since May 18, 2006. She also served as Corporate Secretary of Beijing Tenetjove Technological Development Co., Ltd. from May 2006 to present. Her responsibilities at Shineco include: assisting the board of directors in compliance with listing rules, maintaining corporate governance records, and facilitating board of directors or committee meetings. Further responsibilities include assisting with the design of the company's capital operations and fundraising activities; coordinating relationships between the board of directors, supervisory board, and executive officers; and coordinating legal support and consultations regarding corporate decision making. Prior to joining Shineco, she was the enterprise management department director of China Force Oil & Grains Industrial Holdings Co., Ltd. from July 2004 to May 2006, where she participated in and supervised Chinese enterprises' corporate finance projects on the Chinese mainland and in overseas countries, and she also had responsibilities in investment and corporate finance management. Ms. Wei served as an investment department director of the National Development Bank from March 2002 to July 2004. Ms. Wei received her Bachelor’s degree in Management and Master’s degree in Economics from the University of International Business and Economics in Beijing, China.

ITEM 8.01: OTHER EVENTS

On June 6, 2006, the Company changed securities counsel, from Mr. Steven L. Siskind, its former counsel, to Bruce M. Pritchett, its new counsel.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shineco, Inc.

Dated this 18th of August 2006	By:	/s/ Yuying Zhang
Yuying Zhang
Chairman and Chief Executive Officer